EXHIBIT 32
Certification Pursuant To
18 U.S.C. Section 1350
As Adopted Pursuant To
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q (the “Report”) of Epic Energy Resources, Inc. (the “Company”) for the quarter ended June 30, 2009, each of the undersigned: John S. Ippolito, the Chief Executive Officer of the Company and Michael Kinney, the Chief Financial Officer of the Company, herby certifies pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of the undersigneds’ knowledge and belief:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 12, 2010	/s/ John S. Ippolito
John S. Ippolito, Chief Executive Officer and
Principal Executive Officer

Dated: August 12, 2010	/s/ Michael Kinney
Michael Kinney, Chief Financial Officer and Principal
Accounting Officer